UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 6, 2017, Mr. Jorge Perez resigned his position as President, Volt Workforce Solutions, effective June 9, 2017. The Company has commenced a search for his permanent replacement. Mr. Michael Dean, President and Chief Executive Officer, will be assuming the role on an interim basis.

(c) Effective June 12, 2017, Mr. Leonard Naujokas, who currently serves as the Company’s Interim Controller and Chief Accounting Officer, will assume the role of Controller and Chief Accounting Officer. Prior to his appointment as Interim Controller and Chief Accounting Officer on January 27, 2017, Mr. Naujokas, age 45, served since August 2012 as the Company’s Vice President and Assistant Corporate Controller. He has seventeen years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From January 2009 through December 2010, Mr. Naujokas worked at Motorola, Inc., where he served as Director of Accounting, Controller Enterprise Solutions Business.

In connection with Mr. Naujokas assuming the position of Controller and Chief Accounting Officer, the Company entered into an employment agreement, dated and effective on June 12, 2017, with him (the “Employment Agreement”). Among other things, the Employment Agreement provides for Mr. Naujokas to receive a base salary of $240,000 per annum. Mr. Naujokas will be eligible to earn an annual bonus with a target amount of 25% of his base salary and an initial long-term incentive (“LTI”) award issued in the form of cash-settled phantom units, with a total grant value of $30,000. The phantom units will vest in equal installments over three years on each of the first three anniversaries of the grant date, subject to Mr. Naujokas’ continued employment with the Company on each applicable vesting date. Any bonus and LTI awards for subsequent years are expected to be dependent upon Mr. Naujokas’ achievement of reasonable, pre-established and objective goals and targets determined by the Chief Executive Officer and approved by the Compensation Committee. Such bonus and LTI awards are also contingent on Mr. Naujokas remaining employed by the Company.

If Mr. Naujokas’ employment is terminated by the Company without Cause, or by Mr. Naujokas for Good Reason (as such terms are defined in the Employment Agreement), Mr. Naujokas will be entitled to receive the following benefits: (i) an amount equal to one year of his then-current base salary, (ii) pro-rated annual bonus, and (iii) payment of an amount equal to 12 months’ COBRA payments. Receipt of such benefits by Mr. Naujokas is conditioned upon his execution of a general release in favor of the Company. Mr. Naujokas will be subject to the Company’s standard non-competition and non-solicitation covenants for one year following his termination of employment, regardless of the reasons for termination.

Mr. Naujokas does not have any family relationships with any of the Company’s directors or executive officers and has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Naujokas and any other person pursuant to which he was appointed as the Controller and Chief Accounting Officer.

The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

(e) The Company’s response to Item 5.02(c) is incorporated by reference into this Item 5.02(e).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the proposals listed below. These proposals are described in detail in the Company’s Proxy Statement previously filed on February 24, 2017. A total of 17,396,502 shares of the Company’s common stock, representing approximately 83.16% of the shares outstanding on the Company’s record date, were present or represented by proxy at the Annual Meeting. Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board. The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dana Messina	11,047,914	2,430,403	3,918,185
Nicholas S. Cyprus	11,048,057	2,430,260	3,918,185
Michael D. Dean	11,794,303	1,684,014	3,918,185
William J. Grubbs	11,004,815	2,473,502	3,918,185
Bruce G. Goodman	10,085,606	3,392,711	3,918,185
Laurie Siegel	10,257,100	3,221,217	3,918,185
Arnold Ursaner	12,418,852	1,059,465	3,918,185

The foregoing Proposal 1 was approved.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2017

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2017. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
12,043,986	5,320,438	32,078	—

The foregoing Proposal 2 was approved.

Proposal 3: “Say-on-pay” non-binding advisory vote

The stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
8,860,347	4,501,692	116,278	3,918,185

The foregoing Proposal 3 was approved, on a non-binding, advisory basis.

Proposal 4:

“Say-when-on-pay” non-binding advisory vote

The stockholders were asked to vote on the frequency with which the Company should conduct future advisory votes on the compensation paid to the Company’s named executive officers (“Say-on-Pay Votes”), and were given the option of voting for Say-on-Pay Votes to be held every year, every two years or every three years.

The stockholders approved, on a non-binding, advisory basis, recommending that the Company conduct future Say-on-Pay Votes every year. The number and type of votes cast with respect to the proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
11,383,583	155,945	1,177,438	761,351	3,918,185

In connection with the foregoing Proposal 4, the Company conducting future Say-on-Pay Votes every year was approved on a non-binding, advisory basis. In accordance with the Board’s recommendation and the voting results on this non-binding, advisory proposal, the Board has determined that the Company will hold a Say-on-Pay Vote every year until the next required say-when-on-pay vote. The Company is required to hold such say-when-on-pay votes at least once every six years. The Board’s determination reflects the Company’s desire to continue to engage with its shareholders on matters related to executive compensation on an annual basis.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated June 12, 2017, between the Company and Leonard Naujokas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: June 12, 2017	By:	/s/ Nancy Avedissian
Nancy Avedissian
Senior Vice President, General Counsel and Corporate Secretary